UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) June 27, 2012

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois		60563
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Tellabs, Inc. (Tellabs) Board of Directors has appointed Daniel P. Kelly acting President and Chief Executive Officer (CEO) as the current President and CEO, Robert W. Pullen continues treatment for cancer.

Mr. Kelly, 50, serves as Executive Vice President of Global Products at Tellabs since 2007. He has global responsibility for Tellabs’ products, including research and development, product line management and product-specific marketing.

Previously, Mr. Kelly was Executive Vice President of Transport Products from 2004-2007. He also served as Executive Vice President of Core Products at Tellabs. Previously, Mr. Kelly held a series of increasingly responsible positions in product engineering and research and development.

Mr. Kelly has over 25 years of experience in the telecommunications industry. He holds Bachelor and Master of Science degrees in electrical engineering from the University of Notre Dame and a Master of Business Administration degree from the University of Chicago. He is a member of Eta Kappa Nu and Beta Gamma Sigma honor societies.

Further details are contained in the press release of Tellabs, Inc. dated June 27, 2012, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Tellabs, Inc., dated June 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ James M. Sheehan
James M. Sheehan
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

June 28, 2012

(Date)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Tellabs, Inc., dated June 27, 2012